Exhibit 10

WARRANT EXERCISE AGREEMENT

THIS WARRANT EXERCISE AGREEMENT, dated as of September 17, 2009 (this “Agreement”) is entered into by and between Capstone Turbine Corporation, a Delaware corporation (the “Company”), and the holder (the “Holder”) of that certain Warrant to Purchase Common Stock (the “Initial Warrant”) issued by the Company to the Holder on May 7, 2009 for the purchase of up to                                shares (the “Initial Warrant Shares”) of the Common Stock, $0.001 par value per share, of the Company (the “Common Stock”).

WHEREAS, the Company desires to induce the Holder to exercise the Initial Warrant with respect to all of the shares of Common Stock purchasable thereunder;

WHEREAS, in order to induce the Holder to exercise the Initial Warrant and in exchange for certain cash consideration, the Company is willing to issue to the Holder a new warrant (the “New Warrant”) to purchase, at an exercise price of $1.42 per share,              shares of Common Stock (the “New Warrant Shares”), such New Warrant to be substantially in the form attached hereto as Exhibit A; and

WHEREAS, in consideration of the foregoing, the Holder is willing to exercise the Initial Warrant and to purchase the New Warrant.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1.             Inducement to Exercise.  On the date hereof, the Company hereby agrees to issue to the Holder, and the Holder hereby agrees to purchase from the Company, a New Warrant exercisable for the New Warrant Shares during the period beginning on the date hereof and continuing until 11:59 p.m. New York time on May 7, 2016.  The purchase price for the New Warrant is $0.0625 per New Warrant Share subject to the New Warrant, or an aggregate purchase price of $                   (the “New Warrant Purchase Price”).  No later than one (1) Business Day after the execution of this Agreement, the Holder shall pay the New Warrant Purchase Price to the Company by wire transfer of immediately available funds to an account designated by the Company. The Company shall deliver the New Warrant to the Holder at the address provided on the signature page hereto not more than one (1) Business Day after payment of the Aggregate Exercise Price of the Initial Warrant and the New Warrant Purchase Price.

2.             Exercise of the Initial Warrant.  Subject to the terms and conditions set forth herein, the Company hereby agrees to reduce the Exercise Price of the Initial Warrant to $0.90 so that the Aggregate Exercise Price for the Initial Warrant for purposes of the transactions effected by this Agreement,  shall be $                            .  On the date hereof, the Holder hereby exercises the entire Initial Warrant for cash in the amount of the Aggregate Exercise Price.  In connection with such exercise and concurrently with the execution and delivery of this Agreement, Holder shall deliver an executed copy of the Exercise Notice attached hereto as Exhibit B indicating a Cash Exercise of the Initial Warrant.  No later than one (1) Business Day after the execution of this Agreement, the Holder shall pay the sum equal to the Aggregate Exercise Price payable upon exercise of the Initial Warrant as set forth above to the Company by wire transfer of immediately available funds to an account designated by the Company and shall deliver the original Initial Warrant to the Company.  The Company shall deliver the Initial Warrant Shares to the Holder in accordance with the terms of the Initial Warrant.

3.             Representations of the Company.  The Company hereby covenants, and makes the following representations and warranties, to the Holder, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, each of which is true and correct on the date hereof and shall survive the transactions contemplated by this Agreement.

(a)           Power and Authorization.  The Company is duly incorporated, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b)           Valid and Enforceable Agreement; No Violations.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.  Consummation of the transactions contemplated hereby will not violate or conflict with the Company’s charter or bylaws or any material agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or any laws or regulations applicable to the Company.

(c)           Issuance of Securities.  The New Warrant has been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued.  The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock to cover the issuance of the New Warrant Shares.  The offering and sale of the New Warrant and the New Warrant Shares is being made pursuant to (a) an effective Registration Statement on Form S-3, No. 333-156459 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), and (b) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the New Warrant and terms of the offering that will be filed with the Commission and delivered to the Holder. The offering and sale of the Initial Warrant Shares was previously registered pursuant to the Registration Statement and a Prospectus Supplement, dated as of and filed with the Commission on May 4, 2009 (together with the Base Prospectus, the “May Prospectus”).

(d)           Registration Statement.  The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement meets, and the offering and sale of the New Warrant and New Warrant Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(4) and (a)(5) of the Rules and Regulations).  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.  No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the offering have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with.

(e)           SEC Filings.  The Company is current in its filings of all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon issuance, the New Warrant Shares are eligible for sale by the Holders to the public pursuant to the Prospectus and the Initial Warrant Shares are eligible for sale by the Holders to the public pursuant to the May Prospectus.

(f)            Disclosure.  The Company confirms that neither it nor any other person acting on its behalf has provided the Holder or their agent or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information about the Company. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Holder regarding the Company or any of its subsidiaries, their business and the transactions contemplated hereby furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or any of its subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed

(g)           Consents.  Other than such filings as may be required to be made with the Principal Market or the Commission, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person, including, without limitation, any other security holders of the Company, in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock prior to December 31, 2009.

4.             Representations of the Holder.  The Holder hereby covenants, and makes the following representations and warranties, to the Company, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, each of which is true and correct on the date hereof and shall survive the transactions contemplated by this Agreement.

(a)           Power and Authorization.  The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b)           Valid and Enforceable Agreement; No Violations.  This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.  Consummation of the transactions contemplated hereby will not violate or conflict with the Holder’s organizational documents or any agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound.

(c)           Title to the Initial Warrants.  The Holder is, and has been since issuance of the Initial Warrants, the sole legal and beneficial owner of the Initial Warrants, and the Holder has good, valid and marketable title to the Initial Warrants, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.  The Holder has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Initial Warrant or its rights in the Initial Warrant, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Initial Warrant.

(d)           Accredited Investor.  The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(e)           No Illegal Transactions.  The Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with the Holder has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since                     , 2009.  Such Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with such Holder will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

(f)            No Reliance.  The Holder acknowledges that it is not relying, and has not relied, upon any statement, advice (whether legal, tax, financial, accounting or other), representation or warranty made by any entity or person including, without limitation, the Company or any of its affiliates or representatives, Lazard Frères & Co. LLC or Lazard Capital Markets LLC, except for (a) the publicly available filings made by the Company with the Commission under the Exchange Act, (b) the statements, representations and warranties made by the Company in this Agreement, and (c) the Prospectus.

(g)           No Market.  The Holder understands that there is no established public trading market for the New Warrant being offered to the Holder, and that the Company does not expect such a market to develop.  In addition, the Company does not intend to apply for listing the New Warrant on any securities exchange.  Without an active market, the liquidity of the New Warrant will be limited.

(h)           Experience of the Holder.  The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(i)            General Solicitation.  The Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(j)            Information.  The Holder represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated February 4, 2009, which is a part of the Company’s Registration Statement, the Prospectus Supplement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.  The Holder acknowledges that the Holder has received any and all information requested by the Holder for the Holder to make an investment decision. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company and their respective representatives and has had the opportunity to review the Company’s operations. The Holder has also had a full opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Except as expressly set forth in this Agreement, the Holder acknowledges and agrees that the Company has made no other representation or warranty regarding the operations, business, prospects or condition (financial or otherwise) of the Company or its affiliates.

(k)           Advisors.  The Holder understands that nothing in this Agreement, the Prospectus Supplement, the Disclosure Package or any other materials presented to the Holder in connection with the transactions contemplated by this Agreement constitutes legal, tax or investment advice.  The Holder has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with the transactions contemplated hereby.  The Holder maintains such Holder’s domicile (and is not a transient or temporary resident) at the address shown on the signature page of this Agreement. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or related documents based on any arrangement or agreement binding upon the Holder.

5.             Covenants.

(a)           Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement and the Exhibits thereto as exhibits to such filing (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the Commission, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  Without the prior written consent of the Holder, neither the Company nor any of its subsidiaries or affiliates shall disclose the name of the Holder in any filing, announcement, release or otherwise, except for in the 8-K Filing.

(b)           Listing.  The Company shall promptly secure the listing of all of the New Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing.  The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market.  Neither the Company nor any of its subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(b).

(c)           Lock-Up.  The Company will not, for a period of thirty (30) days from the date of this Agreement, without the prior written consent of the Holder, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than the issuance of Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other director or employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof; provided, however, that the provisions of this Section 5(c) shall not apply to transactions with other holders of warrants to purchase common stock issued by the Company on May 7, 2009.

6.             Miscellaneous.

(a)           Assignment.  This Agreement and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors of the Holder.

(b)           Headings.  The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

(c)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

(d)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m., New York time, on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m., New York time, on any business day, (c) the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:

Capstone Turbine Corporation
21211 Nordhoff Street

Chatsworth, CA 91311

Fax:  (818) 734-5321

with a copy to:

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, TN 37219

Attn:       J. Chase Cole

Fax:  (615) 244-6804

If to the Holder, at the address specified on the signature page hereto.

(e)           Amendment.  This Agreement may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(f)            Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

(g)           Defined Terms.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Initial Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

Capstone Turbine Corporation

By:
Name:
Title:

HOLDER:

By:
Name:
Title:
Address:

EXHIBIT A

Form of New Warrant

See attached.

EXHIBIT B

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

CAPSTONE TURBINE CORPORATION

The undersigned holder hereby exercises the right to purchase                                    of the shares of Common Stock (“Warrant Shares”) of CAPSTONE TURBINE CORPORATION, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as a “Cash Exercise” with respect to all Warrant Shares.

2.  Payment of Exercise Price.  The Holder shall pay the Aggregate Exercise Price, as adjusted by the Warrant Exercise Agreement, dated as of the date hereof, by and between the Company and the Holder, in the sum of $                                       to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to the Holder                          Warrant Shares in accordance with the terms of the Warrant.

Date: September       , 2009

Name of Registered Holder

By:
Name:
Title: